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                                                                   Exhibit 14(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus for the Stein Roe Managed Municipals Fund, one of the series constituting the Liberty-Stein Roe Funds Municipal Trust, and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information for the Stein Roe Managed Municipals Fund, and to the incorporation by reference therein of our report dated August 22, 2001 with respect to those financial statements and financial highlights included in the Liberty Stein Roe Funds Municipal Trust Annual Report dated June 30, 2001, which Prospectus, Statement of Additional Information, and report are incorporated by reference in the Combined Prospectus and Proxy Statement included in the Registration Statement on Form N-14 of the Stein Roe Managed Municipals Fund. We further consent to the references to us in paragraph 4.2(g) of "Appendix A -- Agreement and Plan of Reorganization," and in "Appendix E -- Financial Highlights of the Stein Roe Managed Municipals Fund," in such Combined Prospectus and Proxy Statement.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
July 3, 2002